EXHIBIT 10.2

DEBT CONVERSION AGREEMENT

This Debt Conversion Agreement (the “Agreement”) is made as of June 30, 2014 by and between INVENT Ventures, Inc. (“Invent”) and Aeon Multi-Opportunity Fund I, LLC (“Note Holder”).

RECITALS

•

On January 14, 2013, Invent issued a $110,000 Promissory Note (“Note”) to Threshold Financial, LLC (“Threshold”) that paid interest of 12% and matured on January 14, 2014.

•

In January of 2014, Invent and Threshold amended the Note to extend the maturity date an additional year to January 14, 2015.

•

On April 17, 2014, Threshold sold the Note with a balance of $114,339.73 including unpaid principle and accrued interest to Note Holder for $95,000.

•

On June 30, 2014, the total balance of unpaid principle and interest due on the Note is equal to $117,046.29.

•

On June 30, 2014, Invent and Note Holder both desire to convert the total balance due on the Note into shares of Invent common stock at a price equal to Invent’s current Net Asset Value per Share.

TERMS OF THE DEBT CONVERSION

1.

Note Holder will convert $117,046.25 of the Debt, equal to the entire unpaid balance of the Note into shares of Invent common stock at a price of $0.14 per share

2.

Invent will issue 836,045 shares of Invent common stock to Aeon to pay off the unpaid balance of the Note.

3.

Upon issuance of the 836,045 by Invent to Note Holder the Note will be fully-paid and extinguished.

SIGNATURES

By affixing their respective signatures hereto, the Parties do hereby agree to be bound by the terms set forth herein

Note Holder

INVENT Ventures, Inc.

/s/ Aeon Multi-Opportunity Fund I LLC

/s/ Bryce Knight

Aeon Multi-Opportunity Fund I LLC

Bryce Knight, CEO